UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 7.01. REGULATION FD

On November 8, 2004, Murray Inc., an original equipment manufacturer of powered lawn and garden equipment and one of Briggs & Stratton’s top three customers, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Murray also announced that it has secured debtor-in-possession (DIP) financing and that it believes Chapter 11 protection should ensure continuation of business through the ultimate sale of the Company.

As previously announced in a press release dated October 18, 2004, Briggs & Stratton increased its reserve for uncollectible receivables by $10 million in the first quarter of fiscal 2005. Briggs & Stratton has approximately $40 million of accounts receivable due from Murray Inc. Based on all of the information available at this time, management continues to believe that $10 million is its best estimate of the potential loss on this account. Management will continue to monitor the bankruptcy proceedings going forward. Any additional impairment or loss of business resulting from these proceedings could negatively impact our ability to achieve forecasted performance levels.

2

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date November 9, 2004	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

3